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                                                                    EXHIBIT 99.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES - OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Equity Office Properties Trust (the "Company"), each hereby certifies that to his / her knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the quarterly period ended March 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: May 15, 2003                              /S/ RICHARD D. KINCAID
                                                --------------------------------
                                                     Richard D. Kincaid
                                                        President and
                                                   Chief Executive Officer


Date: May 15, 2003                              /S/ MARSHA C. WILLIAMS
                                                --------------------------------
                                                     Marsha C. Williams
                                                Executive Vice President and
                                                   Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.